SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENDOCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

          ☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618
August 2, 2005
Dear Stockholder of Endocare, Inc.:
      You are cordially invited to attend the Special Meeting of Stockholders of Endocare, Inc. to be held on August 30, 2005 at 8:00 a.m. Pacific time at our executive offices located at 201 Technology Drive, Irvine, California 92618.
      We have provided details of the business to be conducted at the Special Meeting in the attached Notice of Special Meeting of Stockholders and Proxy Statement.
      In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.
      We look forward to seeing you at the Special Meeting.

Sincerely,

Craig T. Davenport
Chairman and Chief Executive Officer
Irvine, California
YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. Voting instructions are included with your proxy card.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held August 30, 2005
PROXY STATEMENT
GENERAL
PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING
PROPOSAL NO. 1
AMENDMENT OF ENDOCARE’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PRINCIPAL STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
OTHER MATTERS
APPENDIX A
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ENDOCARE, INC.

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held August 30, 2005
Dear Stockholder of Endocare, Inc.:
      NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Endocare, Inc., a Delaware corporation, will be held at 8:00 a.m. Pacific time at our executive offices located at 201 Technology Drive, Irvine, California 92618, for the following purposes:

1. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at an exchange ratio ranging from one-to-two to one-to-five; and

2. To transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 29, 2005 will be entitled to vote at the Special Meeting. Our stock transfer books will remain open between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our executive offices.
      All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. Voting instructions are included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Special Meeting.

By Order of the Board of Directors

Michael R. Rodriguez
Senior Vice President, Finance,
Chief Financial Officer and Secretary
Irvine, California
August 2, 2005
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 30, 2005
GENERAL
      The enclosed proxy is solicited on behalf of the Board of Directors of Endocare, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held on August 30, 2005 (the “Special Meeting”). The Special Meeting will be held at 8:00 a.m. Pacific time at our executive offices located at 201 Technology Drive, Irvine, California 92618. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about August 2, 2005, to all stockholders entitled to vote at the Special Meeting.
Voting
      The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders and are described in more detail in this Proxy Statement. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on July 29, 2005, the record date for determining which stockholders are entitled to vote at the Special Meeting. On June 30, 2005, there were 30,059,977 issued and outstanding shares of common stock. Our Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for transaction of business at the Special Meeting.
      All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. All matters to be acted upon by the stockholders at the Special Meeting will require the approval of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.
Proxies
      Our Board of Directors has selected Craig T. Davenport and William J. Nydam, and each of them, to serve as Proxyholders for the Special Meeting. If a stockholder properly signs and returns the enclosed form of proxy, the Proxyholders will vote the shares represented by such proxy at the Special Meeting in accordance with the instructions the stockholder writes on the Proxy. If the Proxy does not specify how the shares are to be voted, the Proxy will be voted FOR the approval of Proposal 1 described in the accompanying Notice of Special Meeting of Stockholders and this Proxy Statement. In addition, the shares represented by the Proxy will be voted in accordance with the discretion of the Proxyholders on all other matters that properly come before the Special Meeting.

      You may revoke or change your Proxy at any time before the Special Meeting by mailing our Secretary at our executive offices located at 201 Technology Drive, Irvine, California 92618, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.
      We do not know of other matters to be presented for consideration at the Special Meeting. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.
Solicitation
      We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage firms, banks, nominees, custodians and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to our directors, officers or employees for any such services.
PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING
PROPOSAL NO. 1
AMENDMENT OF ENDOCARE’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
General
      Our Board of Directors has unanimously approved a proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-to-two to one-to-five. The board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our Restated Certificate of Incorporation to effect this reverse stock split whereby a number of outstanding shares of our common stock between and including two and five, such number consisting only of whole shares, will be combined into one share of our common stock. Pending stockholder approval, the board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Endocare and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our common stock between and including two and five that will be combined into one share of our common stock, at any time before the first anniversary of the Special Meeting. The board believes that stockholder approval of an amendment granting the board this discretion, rather than approval of a specified exchange ratio, provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Endocare and its stockholders.
      The text of the form of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this amendment, stockholders will approve an amendment to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and five would be combined into one share of our common stock and authorize the board to file such amendment as determined by the board in the manner described herein. The board may also elect not to effect any reverse split.
      If approved by the stockholders, and following such approval, the board determines that effecting a reverse stock split is in the best interests of Endocare and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the board within the limits set forth in this proposal to be combined into one share of our common stock.
      If the board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, Endocare is authorized to issue up to a total of 51,000,000 shares of capital stock, consisting of 1,000,000 shares of preferred stock and 50,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 51,000,000, consisting of 1,000,000 shares of preferred stock and 50,000,000 shares of common stock. The par value of our common stock and preferred stock would remain unchanged at $0.001 per share as well. Currently, the board does not have any plans to issue additional authorized but unissued shares of our common stock following the reverse stock split.
Reasons for the Reverse Stock Split
      The board believes that a reverse stock split may be desirable for a number of reasons. First, the board believes that a reverse stock split may better qualify us to list our stock on a national exchange or market. Second, the board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Third, the board believes that a reverse stock split is desirable in order to increase our common stock price in the near term while we continue to progress towards achieving our business objectives.
      Our common stock is currently quoted on the “pink sheets” maintained by the National Quotation Bureau, Inc. The board believes that it is in the best interests of Endocare and its stockholders to list our common stock on a national exchange or market. Alternative markets like the Over the Counter Bulletin Board or the “pink sheets” are generally considered to be less efficient and not as widely followed as other exchanges or markets like those operated by the Nasdaq Stock Market, Inc. (“Nasdaq”) or the American Stock Exchange.
      In order for us to list our common stock on a market operated by Nasdaq or the American Stock Exchange, we must satisfy certain listing standards, some of which standards require a minimum bid price. For example, certain listing standards of the Nasdaq SmallCap Market would require that our common stock have a minimum bid price of at least $4.00 per share and certain listing standards of the Nasdaq National Market would require that our common stock have a minimum bid price of at least $5.00 per share. In addition, certain of the listing standards of the American Stock Exchange would require that our common stock have a minimum bid price of at least $3.00 per share. As of June 30, 2005, the closing price for our common stock as reported on the “pink sheets” was $4.00 per share. Of course, we cannot predict whether this share price will be maintained or increased in the future.
      The board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we would be better able to satisfy the minimum bid price listing standards of a national market or exchange like Nasdaq or the American Stock Exchange. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the minimum bid price for a sustained period of time. The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, the board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, is likely to result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price requirement.
      In many instances historically the markets have reacted negatively to the effectuation of a reverse stock split. We cannot assure you that our stock will not be negatively affected if our board decides to proceed with a reverse stock split. However, we believe that our circumstances and rationale for the reverse stock split differentiate us from many other companies that have effectuated reverse stock splits. Among other things, we would be effectuating a reverse stock split to qualify our common stock for listing, whereas many other companies have effectuated reverse stock splits to avoid delisting in the face of dire financial or operational circumstances.
      The board also believes that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.
      The board is hopeful that the price of our common stock will increase as a result of improvements in our business. The board believes that the market price of our common stock will increase to the extent we are able to achieve commercial success over time. Nevertheless, the board believes that a reverse stock split is desirable because of the anticipated higher market price of our common stock resulting from such action.
Board Discretion to Implement the Reverse Stock Split
      If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the board that a reverse stock split (with an exchange ratio determined by the board as described above) is in the best interests of Endocare and its stockholders. The determination by the board as to whether the reverse split will be effected, if at all, will be based upon certain factors, including meeting the listing requirements for a national market or exchange like Nasdaq or the American Stock Exchange, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the board determines to effect the reverse stock split, the board will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock.
      Notwithstanding approval of the reverse stock split by the stockholders, the board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one-year anniversary of the Special Meeting, as permitted under Section 242(c) of the Delaware General Corporation Law. If the board fails to implement any of the reverse stock splits prior to the one-year anniversary of the Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split
      After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).
      Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in Endocare, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.
      The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The proposed reverse stock split would have a similar effect upon our outstanding warrants and stock purchase rights under our stockholder rights plan.
      If the proposed reverse stock split is implemented, it will increase the number of stockholders of Endocare who own “odd lots” of less than 100 shares of our common stock and decrease the number of stockholders who own “whole lots” of 100 shares or more of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of whole lots or a greater number of shares. In addition, certain listing standards of exchanges or markets like those operated by Nasdaq or the American Stock Exchange may require that we have a certain minimum number of holders of whole lots.
      Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented (and depending on whether we choose thereafter to list our common stock on another market or exchange), our common stock will continue to be reported on the “pink sheets” under the symbol “ENDO.PK.”
      The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Effective Date
      The proposed reverse stock split would become effective as of 5:00 p.m., Eastern time on the date of filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the board within the limits set forth in this proposal.
Payment for Fractional Shares
      No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the fair market value of our common stock as determined by our board of directors on the effective date by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.
Exchange of Stock Certificates
      As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.
Accounting Consequences
      The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Appraisal Rights
      Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendment to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Material Federal U.S. Income Tax Consequences of the Reverse Stock Split
      The following is a summary of certain U.S. federal income tax considerations of the proposed reverse stock split. It addresses only U.S. Stockholders (as defined herein) who hold the pre-reverse split shares and post-reverse split shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). It does not address tax considerations under state, local, foreign and other laws.
      As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b) the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations. The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-reverse split shares and post-reverse split shares, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.
      The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.
      A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.
      No gain or loss will be recognized by us as a result of the reverse stock split.
Required Vote
      The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the amendment to our Restated Certificate of Incorporation. Abstentions will have the same effect as negative votes on this proposal, while broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF OUR COMMON STOCK.
PRINCIPAL STOCKHOLDERS
      The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 30, 2005, unless otherwise noted, by:

•	each stockholder known to us to own beneficially more than 5% of our common stock;

•	each of our directors, nominees and executive officers;

•	each of our Named Executive Officers listed in the “Summary 2004 Compensation Table” included in the proxy statement for our 2005 annual meeting; and

•	all of our current directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power relating to securities. Shares of common stock subject to options or convertible securities currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the directors, nominees, executive officers or named executed officers listed below owns any shares of common stock of record but not beneficially. Except as otherwise noted below, the address of each person or entity listed on the table is 201 Technology Drive, Irvine, California 92618.

	Amount and Nature
	of Beneficial	Percentage
Name and Address	Ownership(1)	of Total

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
John R. Daniels, M.D.(2)	194,115	*
Craig T. Davenport(3)	526,037	*
David L. Goldsmith(4)	3,000	*
Eric S. Kentor(5)	—	*
Terrence A. Noonan(6)	10,000	*
Michael J. Strauss, M.D.(7)	70,000	*
Thomas R. Testman(8)	25,000	*
William J. Nydam(9)	733,940	*
Michael R. Rodriguez(10)	68,750	*
All current directors and executive officers as a group (9 persons)(11)	1,630,842	5.2%
NAMED EXECUTIVE OFFICERS WHO NO LONGER ARE EXECUTIVE OFFICERS
Katherine Greenberg(12)	32,148	*

	Amount and Nature
	of Beneficial	Percentage
Name and Address	Ownership(1)	of Total

5% STOCKHOLDERS
State of Wisconsin Investment Board(13)	3,075,500	10.2%
P.O. Box 7842
Madison, WI 53707
Entities and individuals affiliated with WS Capital, L.L.C and WSV Management, L.L.C.(14)	2,168,280	7.2%
300 Crescent Court, Suite 1111
Dallas, TX 75201
Entities and individuals affiliated with SC Fundamental LLC (15)	1,800,000	6.0%
747 Third Avenue, 27th Floor
New York, NY 10017

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options or convertible securities currently exercisable, or exercisable within 60 days of June 30, 2005, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of June 30, 2005, there were 30,059,977 shares of our common stock outstanding.

(2)	Includes (i) 108,303 outstanding shares and (ii) 75,812 shares underlying currently exercisable warrants held by Dr. Daniels and his wife AnnaMarie Daniels, as trustees of the Daniels Family Trust UTA 1993. Also includes 10,000 shares subject to options that are exercisable within 60 days after June 30, 2005. Dr. Daniels received an option to purchase 20,000 shares of common stock granted on January 10, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(3)	Includes 412,500 shares subject to options that are exercisable within 60 days after June 30, 2005 and warrants to purchase 46,750 shares of common stock, all of which are currently exercisable.

(4)	Consists of 1,500 shares held by David L. Goldsmith, as trustee of the Leah Goldsmith Trust dated January 24, 1998, 750 shares held by David L. Goldsmith, as trustee of the Aaron Goldsmith Trust, dated January 24, 1998, and 750 shares held by Aaron Goldsmith, Mr. Goldsmith’s son. Mr. Goldsmith received an option to purchase 30,000 shares of common stock granted on June 23, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(5)	Mr. Kentor has served as a director since February 2005. Mr. Kentor received an option to purchase 30,000 shares of common stock granted on February 23, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(6)	Represents 10,000 shares subject to options that are exercisable within 60 days after June 30, 2005. Mr. Noonan received an option to purchase 20,000 shares of common stock granted on January 10, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(7)	Represents 55,000 shares subject to options that are exercisable within 60 days after June 30, 2005. Dr. Strauss received an option to purchase 20,000 shares of common stock granted on January 10, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(8)	Represents 25,000 shares subject to options that are exercisable within 60 days after June 30, 2005. Mr. Testman received an option to purchase 20,000 shares of common stock granted on January 10, 2005, of which no shares are exercisable within 60 days after June 30, 2005.

(9)	Includes 427,083 shares subject to options that are exercisable within 60 days after June 30, 2005 and warrants to purchase 126,352 shares of common stock, all of which are currently exercisable.

(10)	Represents 68,750 shares subject to options that are exercisable within 60 days after June 30, 2005.

(11)	Includes 1,008,333 shares subject to options that are exercisable within 60 days after June 30, 2005 and warrants to purchase 248,914 shares of common stock, all of which are currently exercisable.

Beneficial ownership of our common stock by Ms. Greenberg is not included in this calculation as she is no longer an executive officer.

(12)	Represents 32,148 shares subject to options that are exercisable within 60 days after June 30, 2005.

(13)	Pursuant to a Schedule 13G/ A filed on February 8, 2005 with the SEC, the State of Wisconsin Investment Board reported sole voting and dispositive power over 3,075,500 shares.

(14)	Pursuant to a joint Schedule 13G filed on March 10, 2005 with the SEC: (i) WS Capital, L.L.C. reported that it had sole voting and dispositive power over 1,720,909 shares; (ii) W.S. Capital Management, L.P. reported that it had shared voting and dispositive power over 1,720,909 shares; (iii) Walker Smith Capital, L.P. reported that it had sole voting and dispositive power over 132,428 shares; (iv) Walker Smith Capital (Q.P.), L.P. reported that it had sole voting and dispositive power over 625,821 shares; (v) Walker Smith International Fund, Ltd. reported that it had sole voting and dispositive power over 962,660 shares; (vi) WSV Management, L.L.C. reported that it had sole voting and dispositive power over 447,371 shares; (vii) WS Ventures Management, L.P. reported that it had sole voting and dispositive power over 447,371 shares; (viii) WS Opportunity Fund (Q.P.), L.P. reported that it had sole voting and dispositive power over 137,090 shares; (ix) WS Opportunity Fund International, Ltd. reported that it had sole voting and dispositive power over 182,840 shares; (x) Reid S. Walker reported that he had sole voting and dispositive power over 2,168,280 shares; (xi) G. Stacy Smith reported that he had sole voting and dispositive power over 2,168,280 shares; and (xii) Patrick P. Walker reported that he had sole voting and dispositive power over 447,371 shares. In addition to the shares noted in the table above, the joint Schedule 13G filed on March 10, 2005 also indicates that (i) BC Advisors, LLC had sole voting and dispositive power over 908,107 shares; (ii) SRB Management, L.P. had sole voting and dispositive power over 908,107 shares; (iii) SRB Greenway Capital, L.P. had sole voting and dispositive power over 102,986 shares; (iv) SRB Greenway Capital (Q.P.), L.P. had sole voting and dispositive power over 736,238 shares; (v) SRB Greenway Offshore Operating Fund, L.P. had sole voting and dispositive power over 68,883 shares; and (vi) Steven R. Becker had sole voting and dispositive power over 908,107 shares. Pursuant to a letter agreement, Steven R. Becker may collaborate with Reid S. Walker, G. Stacy Smith and Patrick P. Walker on investment strategies from time to time.

(15)	Pursuant to a joint Schedule 13G/ A filed on April 22, 2005 with the SEC: (i) SC Fundamental Value Fund, L.P. reported that it had sole voting and dispositive power over 879,750 shares; (ii) SC Fundamental LLC reported that it had shared voting and dispositive power over 879,750 shares; (iii) SC Fundamental Value BVI, Ltd. reported that it had sole voting and dispositive power over 845,250 shares; (iv) SC-BVI Partners reported that it had shared voting and dispositive power over 845,250 shares; (v) PMC-BVI, Inc. reported that it had shared voting and dispositive power over 845,250 shares; (vi) SC Fundamental BVI, Inc. reported that it had shared voting and dispositive power over 845,250 shares; (vii) Peter M. Collery reported that he had shared voting and dispositive power over 1,800,000 shares; (viii) Neil H. Koffler reported that he had shared voting and dispositive power over 1,725,000 shares; (ix) John T. Bird reported that he had shared voting and dispositive power over 1,725,000 shares; and (x) SC Fundamental LLC Employee Savings and Profit Sharing Plan reported that it had shared voting and dispositive power over 75,000 shares.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at our 2006 Annual Meeting must be received no later than February 3, 2006, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in the Bylaws. In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than April 19, 2006.
OTHER MATTERS
      We know of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the Proxyholders to vote the shares of common stock represented by Proxies as our Board of Directors may recommend. By the execution of the enclosed Proxy, you grant discretionary authority to the Proxyholders with respect to such other matters.

By Order of the Board of Directors

Michael R. Rodriguez
Senior Vice President, Finance,
Chief Financial Officer and Secretary
Irvine, California
August 2, 2005

APPENDIX A
CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF ENDOCARE, INC.
      The undersigned, Michael R. Rodriguez, hereby certifies that:

1. He is the Senior Vice President, Finance, Chief Financial Officer and Secretary of Endocare, Inc., a Delaware corporation (the “Corporation”), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on May 10, 1994. The Corporation filed a Restated Certificate of Incorporation on December 6, 1995, a Certificate of Designation on September 1, 1999 and a Certificate of Amendment of Restated Certificate of Incorporation on September 25, 2000.

2. The first paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“The total number of shares of stock which the Corporation shall have the authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.001 per share (“Common Stock”) and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (“Preferred Stock”). Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each outstanding [*] shares of Common Stock shall be combined and converted into one share of Common Stock, par value $0.001 per share. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, as such fair market value is determined by the Corporation’s Board of Directors. Whether or not the reverse stock split provided above would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Common Stock held by such holder of record at the time that the reverse stock split occurs.”
      The second paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation is not amended by this Certificate of Amendment.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Restated Certificate of Incorporation on this      day of                     , 2005.

Michael R. Rodriguez
Senior Vice President, Finance, Chief Financial
Officer and Secretary

*	By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock between and including two and five into one share of Common Stock, i.e., each of the following combination ratios: one for two, one for three, one for four and one for five. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the specific number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.

A-1

PROXY	ENDOCARE, INC.	PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS, AUGUST 30, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Craig T. Davenport and William J. Nydam, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Special Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), to be held on August 30, 2005, or at any postponements or adjournments thereof, as specified below, with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on August 30, 2005 and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the Reverse Side)

PLEASE DETACH PROXY CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED

The Board of Directors recommends a vote FOR Proposal 1. This Proxy, when properly executed, will be voted as specified below.

1.	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at an exchange ratio ranging from one-to-two to one-to-five.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Special Meeting and upon other matters as may properly come before the Special Meeting.

Dated:		, 2005

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.